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                                                                    EXHIBIT 23




                          CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073, 33-60056, 333-00021 and 333-06061) of our report dated November 15, 1996 on our audits of the consolidated financial statements and our report dated November 15, 1996 on our audits of the financial statement schedules of The Scotts Company as of September 30, 1995 and 1996 and for the years ended September 30, 1994, 1995 and 1996, which reports are incorporated by reference in this Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.
Columbus, Ohio
December 23, 1996